MELLON BANK, N.A.
                                     BY-LAWS

                                   ARTICLE ONE
                            Meetings of Shareholders

     Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the Bank for the election of Directors and the transaction of all other business that may properly come before the meeting shall be held on the third Tuesday of April in each year, or if that day is a legal holiday, then on the next business day following. The annual meeting shall be held at such time and place and upon such notice as the Board of Directors shall determine.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose by the Board of Directors, the Chief Executive Officer, the Chairman or the President, and any such special meeting shall be held at the place, day and time and upon such notice as the Board of Directors or such person shall determine. Special meetings of the shareholders shall be called for any purpose upon the written request of shareholders entitled to cast not less than twenty percent of the votes which all shareholders are entitled to cast at the particular meeting, and in such case the Secretary shall fix the place, date and time of the meeting and shall give due notice thereof.

     Section 3. ORGANIZATION. The Chief Executive Officer or, in the event of his absence or disability, the Chairman, the President or any other officer of the Bank designated by the Board of Directors shall preside at all meetings of the shareholders. All meetings shall be conducted in accordance with such regulations as the Board of Directors may from time to time prescribe or as the presiding officer may establish.

     Section 4. VOTING. Shareholders may vote at any meeting in person or by proxies duly authorized in writing. The Board of Directors may fix a record date for determining those shareholders entitled to vote at any such meeting.

     Section 5. QUORUM; SHAREHOLDER ACTION. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum for the transaction of business at any meeting of shareholders. Unless otherwise provided by law, any action of the shareholders may be taken by a majority of the votes cast at any duly convened shareholders' meeting. Any action that may be taken by the shareholders at a duly convened meeting may also be taken pursuant to waiver of notice thereof and upon the unanimous written consent of all shareholders of the Bank; such consent shall set forth the action so taken and shall be filed with the Secretary.

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                                   ARTICLE TWO
                                    Directors

     Section 1. BOARD OF DIRECTORS. The Board of Directors shall manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the Board of Directors.

     Section 2. NUMBER. The Board of Directors shall consist of such number of Directors as shall be fixed from time to time by the shareholders or by the Board of Directors.

     Section 3. ELECTION; TERM OF OFFICE. The Board of Directors shall be elected at each annual meeting of the shareholders. Each Director shall hold office from the time of his election and his qualification to serve as such and until the election and qualification of his successor or until such Director's earlier death, resignation, disqualification or removal.

     Section 4. ORGANIZATION MEETING. A meeting of the Board of Directors for the purpose of organizing the new Board, appointing the officers of the Bank for the ensuing year and transacting other business shall be held without notice immediately following the annual election of directors or as soon thereafter as is practicable at such time and place as the Secretary may designate.

     Section 5. REGULAR MEETINGS. Unless the Board otherwise directs, regular meetings of the Board of Directors shall be held without notice at such times and places as the Board of Directors shall determine, in its Board Policies adopted at its Organization Meeting each year.

     Section 6. SPECIAL MEETINGS. The Chief Executive Officer, the Chairman, or the President may call a special meeting of the Board of Directors at any time. Any such officer or the Secretary shall call a special meeting of the Board upon the written request of any three members of the Board. A special meeting shall be held at such time and place as may be designated by the person or persons calling the meeting. The person or persons calling the meeting shall cause such notice of the meeting and of its purpose to be given as he may deem appropriate, and such notice may be given orally or in writing, in person or by telephone, mail or telegram.

     Section 7. QUORUM; BOARD ACTION. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting. Unless otherwise provided by law, any action of the Board may be taken upon the affirmative vote of a majority of the Directors present at a duly convened meeting or upon the unanimous written consent of all Directors.

     Section 8. PARTICIPATION OTHER THAN BY ATTENDANCE. To the full extent permitted by law, any Director may participate in any regular or special meeting of the Board of Directors or of any committee of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to hear each other.

     Section 9. VACANCIES. The Board of Directors may fill any vacancy on the Board. Any Director so elected shall hold office until the election and qualification of his successor or until such Director's earlier death, resignation, disqualification or removal.

     Section 10. COMPENSATION. Each Director who does not receive a salary from the Bank or any affiliate thereof shall be entitled to such compensation as the Board shall determine for his service upon the Board of Directors and any of its committees, for his attendance at meetings of the Board and any of its committees and for his expenses incident thereto. Directors shall also be entitled to such compensation as the Board shall determine for services rendered to the Bank in any capacity other than as Directors.

     Section 11. RESIGNATION; REMOVAL. Any Director may resign by submitting his resignation to the Chief Executive Officer, the Chairman, the President or the Secretary of the Bank. Such resignation shall become effective upon its submission or at any later time specified. Any Director may be removed from office by action of the shareholders or the Board taken in accordance with applicable law.

     Section 12. PERSONAL LIABILITY FOR MONETARY DAMAGES.

                (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

                (b) This Section 12 shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

                (c) This Section 12 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Section. Any amendment repeal of this Section or adoption of any other provision of the By-Laws or the Articles of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

                                  ARTICLE THREE
                             Committees of the Board

     Section 1. APPOINTMENT; POWERS. The Board may appoint one or more standing or temporary committees consisting of two or more Directors. The Board may invest such committees with such powers and authority, subject to such conditions, as it may see fit.

     Section 2. EXECUTIVE COMMITTEE. The Board shall appoint from among its members an Executive Committee which, so far as may be permitted by law and except as specifically limited by the Board pursuant to Section 1 hereof, shall have all the powers and may exercise all the authority of the Board during the intervals between the meetings thereof. All acts done and powers conferred by the Executive Committee shall be deemed to be, and may be certified as being, done or conferred under authority of the Board.

     Section 3. TERM; VACANCIES; ALTERNATES. All committee members appointed by the Board shall serve at the pleasure of the Board. The Board may fill any committee vacancy and may designate one or more eligible Directors as alternate members of any committee to take the place of any absent or disqualified member at any meeting. The Chief Executive Officer may appoint a Director who is eligible to serve on any such committee as a member pro tempore to take the place of any absent or disqualified member or alternate member.

     Section 4. ORGANIZATION. All committees shall determine their own organization, procedures and times and places of meeting, unless otherwise directed by the Board and except as otherwise provided in these By-Laws.

                                  ARTICLE FOUR
                                    Officers

     Section 1. CHIEF EXECUTIVE OFFICER. The Board of Directors shall appoint one of its members to be Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the chief executive officer of the Bank and shall have general executive powers concerning all the operations and business of the Bank. The Chief Executive Officer shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board of Directors, and he may delegate to any other officer such executive and other powers and duties as he deems advisable. In the event of the absence or disability of the Chief Executive Officer, any other officer of the Bank designated by the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors and shall exercise all other powers and authority of the Chief Executive Officer.

     Section 2. CHAIRMAN. The Board of Directors shall appoint one of its members to be Chairman. The Chairman shall have general executive powers and he shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board of Directors or the Chief Executive Officer.

     Section 3. PRESIDENT. The Board of Directors shall appoint one of its members to be President. The President shall have general executive powers, and he shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board of Directors or the Chief Executive Officer.

     Section 4. SENIOR OFFICERS. The Board of Directors may appoint, or the Chief Executive Officer may appoint, subject to confirmation by the Board of Directors, one or more senior officers of the Bank, any of whom may be designated as Vice Chairmen or as executive, senior, group or administrative vice presidents or given any other descriptive titles. Each senior officer shall have and exercise such powers and duties as may be conferred upon, or assigned to, him by the Board of Directors or the Chief Executive Officer.

     Section 5. SECRETARY; ASSISTANT SECRETARIES. The Board of Directors shall appoint a Secretary. The Secretary shall act as secretary of all meetings of the shareholders, of the Board and of the Executive Committee, and he shall keep minutes of all such meetings. He shall give such notice of the meetings as is required by law or these By-Laws. He shall be the custodian of the minute book, stock record and transfer books and all other general corporate records. He shall be the custodian of the corporate seal and shall have the power to affix and attest the same, and he may delegate such power to one or more officers, employees or agents of the Bank. He shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board of Directors or the Chief Executive Officer. The Board or the Chief Executive Officer may appoint one or more Assistant Secretaries who shall assist the Secretary in the performance of his duties. At the direction of the Secretary or in the event of his absence or disability, an Assistant Secretary shall perform the duties of the Secretary. Each Assistant Secretary shall have and exercise such further powers and duties as may be conferred upon, or assigned to, him by the Board, the Chief Executive Officer or the Secretary.

     Section 6. OTHER OFFICERS. The Board of Directors, the Chief Executive Officer or the delegate of either of them may appoint or hire such additional officers of the Bank, who may be designated as vice presidents, assistant vice presidents, officers, assistant officers or given any other descriptive titles, and may hire such additional employees as it or he may deem necessary or desirable to transact the business of the Bank, and the Board, the Chief Executive Officer or such delegate may establish the conditions of employment of any of the persons mentioned above and may fix their compensation and dismiss them. Such persons may have such descriptive titles as may be appropriate, and they shall, respectively, have and exercise such powers and duties as pertain to their several offices or as may be conferred upon, or assigned to, them by the appropriate appointing authority.

     Section 7. TENURE OF OFFICE. The Chief Executive Officer, the Chairman, and the President shall each hold office for the year for which the Board was elected and until the appointment and qualification of his successor or until his earlier death, resignation, disqualification or removal. All other officers and employees shall hold office at the pleasure of the appropriate appointing authority.

     Section 8. COMPENSATION. The Board of Directors may fix the compensation of those officers appointed pursuant to Sections 1, 2, 3, and 4 of this Article Four as the Board may deem appropriate, and it may award additional compensation to any officer or employee of the Bank for any year or years based upon the performance of that person during any such period, the success of the operations of the Bank thereof during any such period or any other reason deemed appropriate. Unless the Board of Directors shall otherwise direct, the Chief Executive Officer or his delegate shall fix the compensation of all other officers or employees of the Bank.

                                  ARTICLE FIVE
                 Stock, Stock Certificates and Holders of Record

     Section 1. STOCK CERTIFICATES. Every holder of fully-paid stock of the Bank shall be entitled to a certificate or certificates evidencing the number of shares so held. Such certificates shall be in such form as the Board of Directors may from time to time prescribe in accordance with law. Such certificates shall be signed by the Chief Executive Officer, countersigned by the Secretary or any other officer so authorized by the Board of Directors and sealed with the seal of the Bank, and such signatures and seal may be facsimile or otherwise as permitted by law.

     Section 2. TRANSFER OF STOCK. Except as otherwise provided by law, transfer of share certificates and of the shares of stock of the Bank represented thereby shall be made only on the books of the Bank upon surrender to the Bank or its agent of the certificate or certificates for such shares properly endorsed by the shareholder, or by his assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Bank in accordance with regular commercial practice.

     Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The holder of any shares of the Bank shall immediately notify it of any loss, theft or destruction of the stock certificate representing such shares. New certificates for shares of stock may be issued to replace such certificates upon satisfactory proof of the loss, theft or destruction and upon such other terms and conditions as the Board of Directors, the Chief Executive Officer or any person designated by either of them may from time to time determine.

     Section 4. HOLDERS OF RECORD. The Bank shall be entitled to treat any person in whose name shares of stock of the Bank stand on its books as the holder and owner in fact thereof for all purposes, and it shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE SIX
                                Signing Authority

     Section 1. SIGNING AUTHORITY. The Chief Executive Officer, the Chairman, the President, any senior officer or any Vice President of the Bank shall have full power and authority, in the name and on behalf of the Bank, under the seal of the Bank or otherwise, to execute, acknowledge and deliver any and all agreements, instruments or other documents relating to property or rights of all kinds held or owned by the Bank or to the operation of the Bank, all as may be incidental to the operation of the Bank and subject to such limitations as the Board of Directors or the Chief Executive Officer may impose. Any such agreement, instrument or document may also be executed, acknowledged and delivered in the name and on behalf of the Bank, under seal of the Bank or otherwise, by such other officers, employees or agents of the Bank as the Board of Directors, the Chief Executive Officer or the delegate of either of them may from time to time authorize. In each such case, the authority so conferred shall be subject to such limitations as the Board of Directors, the Chief Executive Officer or the delegate may impose. Any officer, employee or agent authorized hereunder to execute, acknowledge and deliver any such agreement, instrument or document is also authorized to cause the Secretary, any Assistant Secretary or any other authorized person to affix the seal of the Bank thereto and to attest it.

     Section 2. TRUST AND INVESTMENT DEPARTMENT SIGNING AUTHORITY. The Chief Executive Officer, the Chairman, the President, any Vice Chairman, the Officer in charge of the Trust and Investment Department, any senior officer or Vice President in such Department shall have full power and authority, in the name and on behalf of the Bank as trustee, administrator, executor, registrar, transfer agent, or in any other fiduciary capacity, under seal of the Bank or otherwise:

                (a) To execute, acknowledge and deliver deeds, bonds, mortgages, agreements, bills of sale, powers of attorney and all other instruments in writing that may be necessary or proper in the management or in the sale, leasing or other disposition of any real or personal property held by the Bank in any fiduciary capacity; and to execute, acknowledge, deliver or accept agreements, indentures, deeds of trust or mortgages that may be necessary or proper in the acceptance of trusts, depositaryships, agency, custodian, escrow or any other fiduciary accounts;

                (b) To execute, acknowledge and deliver any instrument in writing that may be necessary in order to assign, subordinate, release, satisfy or affect in any other manner of record the whole or part of any judgment or of any mortgage or other lien (except a corporate mortgage, deed of trust, indenture or other instrument executed and delivered to the Bank as trustee for the purpose of securing an issue of corporate obligations) held by the Bank in any fiduciary capacity;

                (c) To execute, acknowledge and deliver all authentications or certifications of the Bank as trustee under any mortgage, deed of trust, indenture or agreement securing or providing for bonds, debentures, notes or other securities and all certificates as registrar or transfer agent, and all checks as disbursing agent, and all certificates of deposit, interim certificates and trust receipts or certificates;

                (d) To execute, acknowledge and deliver, pursuant to the terms of any corporate mortgage, deed of trust, indenture or other instrument executed and delivered to the Bank as trustee for the purpose of securing an issue of corporate obligations, any instrument in writing that may be necessary to assign, modify, release or satisfy any such mortgage, deed of trust, indenture or other instrument or that may be necessary to release all or any part of the property covered by such mortgage, deed of trust, indenture or other instrument from the lien thereof;

                (e) To appear in any court of record and to enter upon the record in such court an assignment, subordination, release or satisfaction, in whole or in part, of any judgment held by or controlled by the Bank in any fiduciary capacity;

                (f) To verify under oath all pleadings and all other instruments of every nature and description that may be prepared by or on behalf of the Bank in any fiduciary capacity and of which such verification may be necessary or proper.

                All such powers and authority shall be subject to such limitations as the Board of Directors or the Chief Executive Officer may impose.

                Any such agreement, instrument or other document may also be executed, acknowledged and delivered in the name and on behalf of the Bank in any fiduciary capacity, under seal of the Bank or otherwise, by such other officers, employees or agents of the Bank as the Board of Directors, the Chief Executive Officer, the Officer in charge of the Trust and Investment Department or the delegate of any of them may from time to time authorize. In each such case, the authority so conferred shall be subject to such limitations as the Board of Directors, the Chief Executive Officer, the Officer in charge of the Trust and Investment Department or the delegate may impose.

                Any officer, employee or agent authorized hereunder to execute, acknowledge and deliver any such agreement, instrument or document is also authorized to cause the Secretary, any Assistant Secretary, any Trust Officer or Assistant Trust Officer or any other authorized person to affix the seal of the Bank thereto and to attest it.

                                  ARTICLE SEVEN
                         Trust and Investment Department

     Section 1. EXERCISE OF FIDUCIARY POWERS. The administration of all fiduciary powers of the Bank, except those incident to the conduct of the banking business, shall be conducted through the Trust and Investment Department. All fiduciary records of the Trust and Investment Department shall be kept separate and distinct from other records of the Bank.

     Section 2. TRUST AND INVESTMENT COMMITTEE. The Board shall appoint from among its members a Trust and Investment Committee which, so far as may be permitted by law and except as specifically limited by the Board pursuant to Article Three, Section 1 hereof, shall have general responsibility for the proper exercise of the fiduciary powers of the Bank. The Trust and Investment Committee may appoint such committees of the Trust and Investment Department as it may deem necessary or desirable for the proper exercise of the Bank's fiduciary powers, and it may assign to any such committee or to any officer or employee of the Trust and Investment Department the administration of such of the fiduciary powers of the Bank as it may consider proper.

     Section 3. MANAGEMENT. The Board of Directors shall appoint an Officer of the Bank who shall be responsible for the activities of the Trust and Investment Department, subject to the general supervision of the Board of Directors and the Chief Executive Officer. The Officer in charge of the Trust and Investment Department shall do or cause to be done all things necessary or proper in carrying on the business of the Trust and Investment Department in accordance with the provisions of law and all applicable regulations.

     Section 4. TRUST AND INVESTMENT DEPARTMENT OFFICERS. The Board of Directors, the Chief Executive Officer or the Officer in charge of the Trust and Investment Department may appoint such other officers of the Trust and Investment Department as it or he may deem necessary or desirable for the proper exercise of the Bank's fiduciary powers. Such officers shall, respectively, have and exercise such powers and duties as pertain to their several offices or as may be conferred upon, or assigned to, them by the Board of Directors, the Chief Executive Officer or the Officer in charge of the Trust and Investment Department.

     Section 5. TRUST SECURITIES AND INVESTMENTS. Any funds or assets held in the Trust and Investment Department shall be kept separate from the assets of the Bank and shall be placed in the joint custody or control of not less than two officers or employees of the Bank who are adequately bonded and are designated for that purpose by the Trust and Investment Committee of the Board of Directors or by any officer of the Trust and Investment Department to whom the Trust and Investment Committee may delegate such power of designation.

                                  ARTICLE EIGHT
                               General Provisions

     Section 1. FISCAL YEAR. The fiscal year of the Bank shall be the calendar year.

     Section 2. RECORDS. The Articles of Association, By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors, the Executive Committee, and any other committee of the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other person acting as secretary of the meeting.

     Section 3. SEAL. The Board of Directors shall from time to time prescribe the form of a suitable corporate seal.

     Section 4. GENDER AND NUMBER. Any reference in these By-Laws to one gender, whether masculine, feminine or neuter, includes the other two, and the singular includes the plural and vice versa unless the context indicates otherwise.

     Section 5. CORPORATE GOVERNANCE PROCEDURES. To the extent not inconsistent with applicable Federal banking statutes or regulations, or bank safety and soundness, the Bank's corporate governance procedures shall be governed by a d construed in accordance with the laws of the Commonwealth of Pennsylvania.

     Section 6. CERTAIN INDEMNIFICATION PAYMENTS. For purposes of the designation contemplated by 12 CFR ss. 7.2014(b) (or any successor provision), the laws of the Commonwealth of Pennsylvania sha l govern indemnification payments and requests for indemnification payments referred to in that paragraph (or any successor provision).

                                  ARTICLE NINE
                                     By-Laws

     Section 1. AMENDMENTS. These By-Laws may be amended, altered and repealed, and new By-Laws may be adopted, either by action of the shareholders or (except as otherwise provided by law) by action of the Board of Directors.

     Section 2. INSPECTION. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the head office of the Bank and shall be open for inspection to all shareholders during normal business hours.

As amended, effective November 19, 1996.